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                                                                      Exhibit 27

                                   TERM SHEET

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Parties                            Pirelli S.p.A. ("Pirelli"), Edizione Holding S.p.A. ("Edizione"),
                                   IntesaBCI S.p.A. ("IntesaBCI"), Unicredito Italiano S.p.A.
                                   ("Unicredito Italiano") (jointly, the "Present Olimpia
                                   Shareholders"), Olimpia S.p.A. ("Olimpia") and Hopa S.p.A.
                                   ("Hopa"). It is agreed that Parties shall be understood to mean every party, even if acting through controlled firms, trustees, or intermediaries.

Structure of the Transaction       It shall be executed as follows:

                                   -    Holy S.p.A., a firm in which Hopa holds 100% control (the
                                   "Controlled Company"), as of the effective date of the merger covered by a subsequent point, shall own: (i) 163,558,339 million
                                   Olivetti 2001 - 2010 1.5% bonds convertible to Olivetti shares, issued by Olivetti (the "Olivetti Bonds") and 99,941,661 million
                                   Olivetti shares for a total book value of 476,935,000 Euros, free of any encumbrances of any type or nature; (ii) a 19.999% equity stake in the capital stock of Holinvest, free of any encumbrances of any type or nature, for a total book value of 385.4 million
                                   Euros (Holinvest shall have the characteristics indicated infra);
                                   (iii) net cash of 98.8 million Euros, plus any dividends for the
                                   98,975,110 Olivetti shares possibly distributed by Olivetti during the period between the Date of this Agreement and the effective date of the merger described hereinafter. The
                                   Controlled Company shall therefore have a net worth of no less than 961,135,000 million [sic] Euros and shall have no debt or liabilities.

                                   -    the Controlled Company shall be merged by absorption into
                                   Olimpia; Olimpia's assets and liabilities prior to the merger shall substantially conform to those indicated in the balance sheet in Attachment A, with the exception of the impact of the normal passage of time on the routine management of the company, and they shall include the interest charges accrued on the financial debt of Olimpia indicated in the statement of financial position contained in Attachment A. It is anticipated that the merger procedure shall be completed by April 30, 2003 and that, due to the share exchange rate, the equity stake in Olimpia held by Hopa shall be 16% after the merger.
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Olimpia Shareholders               Following the above-described transaction, Olimpia should have the following shareholders: Pirelli (50.40%), Edizione (16.80%),
                                   Hopa (16.00%), Unicredito Italiano (8.40%), IntesaBCI (8.40%).

Holinvest S.p.A. Shareholders      Following the above-described transaction, Holinvest S.p.A.
                                   ("Holinvest") should have the following shareholders: Hopa
                                   (80.001%), Olimpia (19.999%).

Suspensive Condition               The validity and effectiveness of this agreement (the
                                   "Agreement") among the Parties covering the entire transaction is conditional upon the fact that no later than February 15, 2003
                                   (a) Holinvest, Hopa, Fingruppo Holding S.p.A., Banca Monte dei
                                   Paschi di Siena S.p.A., Compagnia Assicuratrice Unipol S.p.A.,
                                   Banca Popolare di Lodi S.c.a r.l. and other private parties, as parties to a pool agreement regarding Hopa (the "Hopa Controlling
                                   Companies"), will have sold all the Olivetti S.p.A. ("Olivetti")
                                   shares held, except as provided infra with respect to the Hopa
                                   Controlling Companies, and it is agreed that in any case all of the Olivetti shares held by Olimpia, the Present Olimpia
                                   Shareholders, Hopa, Holinvest, the Controlled Company, the other firms controlled by Hopa, and the Hopa Controlling Companies may not exceed 30% of the Olivetti capital stock with voting rights and that (b) Holinvest will have company assets consisting of
                                   134,721,109 Olivetti Bonds, 163,558,339 1.5% Olimpia 2001-2007
                                   bonds redeemable as Olivetti shares/bonds ("Olimpia Bonds"), as well as other financial instruments, including derivatives pertaining to Olivetti shares, the value of which shall be indexed to the value of 486,502,431 Olivetti shares (said
                                   instruments, with the exception of Olivetti shares, shall have the characteristics set forth in Attachment B and shall be referred to hereinafter as "Olivetti Instruments"), and a net worth (corrected for the contractual Olivetti share value of 1.20
                                   Euros) of no less than 220,000,000.00 Euros, without prejudice to the fact that Holinvest's debt/equity ratio shall not exceed 1/1
                                   (with the understanding that for the purposes of calculating this ratio under this Agreement, the book values determined on the basis of Italian accounting principles currently in effect shall be utilized, and must also include financial obligations, even if not entered on the accounting system, which are in the nature of a debt but only a potential debt such as, for example, forward contracts, put options assigned to third parties, prepaid swaps, etc.). Holinvest shall have a maximum financial debt level (net after cash or liquid credits considered to be cash equivalents and interest charges accrued between the date of this Agreement and the merger effective date and maintaining unchanged the minimum adjusted contractual Olivetti share value indicated
                                   hereinabove) which must not exceed 721,750,000 Euros.

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                                   It is agreed that Hopa shall have the right to hold Olivetti
                                   Instruments pertaining to a maximum number of 40 million Olivetti shares and the Hopa Controlling Companies shall have the
                                   obligation to (i) promptly notify all the Parties of its current
                                   Olivetti share holdings prior to signing the pertinent
                                   contractual provisions which shall reflect the content of the
                                   Agreement (in accordance with the paragraph on "Other
                                   Agreements"; (ii) divest, by February 15, 2003, every Olivetti share held in excess of the 1 million Olivetti shares for each of the Hopa Controlling Companies and (iii) by February 15, 2003,
                                   amend, effective immediately upon the signing of the contractual provisions in question, the pool agreement regarding Hopa that currently is binding upon them, so that any of said companies holding for any reason and on any basis Olivetti shares in excess of 1 million units shall automatically result in cancellation, on the basis of an express cancellation clause in the pool
                                   agreement, with respect to a party which is confirmed to have holdings in excess of 1 million Olivetti shares.

Olimpia Shareholder Agreements     Hopa signs a shareholder agreement with the Present Olimpia
                                   Shareholders, the subject of which is reciprocal relationships as
                                   Olimpia shareholders with respect to the provisions set forth in this Agreement and, specifically:

                                   (a)  Hopa shall have the right to appoint a single Olimpia director, and the Present Olimpia Shareholders obligate
                                        themselves to do everything in their power so that Hopa may appoint its designated director at Olivetti, Telecom Italia
                                        S.p.A. ("Telecom Italia"), Telecom Italia Mobile S.p.A
                                        ("TIM"), Seat-Pagine Gialle S.p.A. ("Seat"). The first
                                        directors designated are indicated in Attachment C to the
                                        Agreement. In the event of the replacement or the expiration of the term of each director so designated by Hopa, Hopa
                                        shall have the right to appoint a successor with the consent of Pirelli, which consent may not be unreasonably denied;

                                   (b)  The director appointed by Hopa shall have the right to object and oppose, without that impeding the determination of the will of the governing body (but thereby resulting in a deadlock situation ("Deadlock") with a dispute resolution mechanism similar to that currently existing between Pirelli and Edizione, and a provision for a verification of a
                                        Deadlock situation by an arbitration board which can be
                                        initiated by the parties), in regard to the following
                                        Reserved Matters: (A) within the Olimpia Board of Directors:
                                        (i) a recommendation with respect to a vote at an Olivetti special shareholder meeting; (ii) purchases, sales and acts of disposition of any nature pertaining to equity stakes
                                        with a value in

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                                        excess of 100,000,000 Euros per individual transaction or for multiple transactions carried out within the same calendar year, without prejudice to the fact that, should the ratio between internal capital and third-party capital in the
                                        company (the debt/equity ratio under this Agreement is
                                        defined in the "Suspensive Condition" paragraph) be more
                                        favorable than the ratio set forth in point (iii)
                                        hereinafter, that limit shall not apply in instances of the sale by Olimpia of Olivetti shares or Olivetti convertible bonds or equivalent Olivetti financial instruments as long as and provided that ratio, even after such sales, is less than 1/1; (iii) the determination of the ratio between the
                                        Company's internal capital and third party capital
                                        ("debt/equity") (which in any case must not exceed 1/1) and the modalities, terms, and conditions for the use of
                                        external sources of financing; (iv) proposals for decisions to be submitted to a Company special shareholder meeting;
                                        (B) at an Olimpia Special Shareholder Meeting: in relation to any matter falling within its authority and
                                        responsibility (provided that it involves deciding against the proposals referred to in point (iv) hereinabove in
                                        regard to which there is an agreement between Hopa and the
                                        Present Olimpia Shareholders);

                                   (c)  in the event of a public purchase offer for Olivetti shares,
                                        Hopa obligates itself, in the event of a request by the
                                        Present Olimpia Shareholders, to ensure that its director
                                        does not oppose Olimpia's agreement to the public purchase offer;

                                   (d)  Hopa as well as its own controlled firms, the Hopa
                                        Controlling Companies, the Present Olimpia Shareholders, and
                                        their respective controlling and/or controlled firms (with the understanding that in the instance of the Hopa
                                        Controlling Companies the possible holding of Olivetti
                                        shares in excess of 1 million units each shall result in
                                        automatic cancellation, with respect to the party causing
                                        the event, of the pool agreement regarding Hopa, as
                                        previously amended), obligate themselves not to acquire
                                        Olivetti shares, with the exception, in the instance of
                                        Pirelli, of the exercise of rights existing prior to the
                                        signing of the Agreement with regard to the exercise of call options and swap contracts whose purpose is to acquire
                                        Olivetti shares and bonds described in detail in Attachment
                                        D; and also with the exception of the purchase of Olivetti shares already allowed by the current shareholder agreement regarding Olimpia, UniCredito, and Intesa BCI and the second amendment of the agreement between the shareholders of
                                        Pirelli and Edizione dated February 13, 2002; it is agreed that the purchase of convertible bonds and/or warrants that grant

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                                        the right to subscribe to convertible bonds and the exercise of the resulting rights shall be allowed only pursuant to
                                        consent by the other party, which consent shall not be
                                        unreasonably denied, with the exception, however, of
                                        Holinvest's freedom [to do so], within the limits of the
                                        provisions of this term sheet;

                                   (e)  the Present Olimpia Shareholders obligate themselves not to alter Olimpia's company purpose, to ensure that Olimpia does not hold equity stakes and financial investments other than the Equity Stake in Olivetti (as defined and described
                                        hereinafter), Olivetti Bonds and Olivetti Instruments, and ensure that Olimpia's debt/equity ratio does not exceed 1/1, without prejudice to the provisions of the "Accelerated
                                        Deadlock" paragraph;

                                   (f)  Hopa and the Present Olimpia Shareholders obligate
                                        themselves to vote to change to 83.5% the special
                                        shareholder meeting decision-making quorum provided by the bylaws;

                                   (g)  the Present Olimpia Shareholders shall ensure that, on the occasion of the partial spin-off of Olimpia (the "Spin-off", please see infra), Hopa shall be allocated a proportional
                                        share of Olimpia assets and liabilities as of the dates
                                        indicated hereinafter: in the event of a Deadlock, the date provided by the "Deadlock Under Olimpia Shareholder
                                        Agreements" paragraph set forth hereinafter, or the
                                        expiration date of the shareholder agreements as provided by the "Expiration of shareholder agreements regarding Olimpia and Holinvest" paragraph hereinafter, or in the event of an
                                        Accelerated Deadlock, the date of the 3rd day following the event that resulted in the Accelerated Deadlock within the meaning of the "Accelerated Deadlock" paragraph set forth
                                        hereinafter (each of which dates is a "Relevant Date"). This is without prejudice to the fact that (x) the assets of the spin-off firm prior to the Relevant Date must show (A)
                                        alternatively, (i) in the absence of Extraordinary
                                        Transactions (as defined infra) an equity stake (in shares or equivalent financial instruments) of no less than 25% of the capital stock of Olivetti; or (ii) the equity stake
                                        consisting of Olivetti shares or equivalent financial
                                        instruments resulting from the exchange rate for Olivetti
                                        shares resulting for any possible merger or spin-off
                                        transactions completed prior to the Relevant Date the
                                        parties to which are Olivetti, on the one hand, and one or more companies directly or indirectly controlled by
                                        Olivetti, on the other hand, without prejudice to the fact that for the purpose of calculating the Olimpia equity stake in Olivetti result from the aforementioned merger or

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                                        spin-off transactions, the relevant Olimpia equity stake in
                                        Olivetti shall be considered to be 25% of the capital stock of Olivetti, even should that equity stake in reality be
                                        greater ("Extraordinary Transactions"; in both instances set forth in (i) and (ii) said equity stake in Olivetti shall be referred to as the "Equity Stake in Olivetti"); (B) 19.999%
                                        (or Olimpia's different percentage equity stake in
                                        Holinvest) of Holinvest or the proportional share of
                                        Holinvest assets and liabilities and that (y), as of the
                                        Relevant Date, the debt/equity ratio must not exceed 1/1;

                                   (h)  the Present Olimpia Shareholders obligate themselves to ensure that Olimpia does not sell or transfer its own Equity
                                        Stake in Olivetti to parties controlled by Olimpia or that are members of groups in which the Present Olimpia
                                        Shareholders are parent firms, without prejudice to the
                                        provisions of the "Accelerated Deadlock" paragraph;

                                   (i)  joint sale rights and obligations pertaining to Hopa's equity stake in Olimpia in favor of and binding upon Hopa, taking into account the provisions of the "Accelerated
                                        Deadlock" paragraph;

                                   (j)  the provisions of the "Deadlock Under Olimpia Shareholder
                                        Agreements," "Accelerated Deadlock," "Expiration of
                                        Shareholder Agreements Regarding Olimpia and Holinvest" and
                                        "Penalty" paragraphs .

Deadlock Under Olimpia Shareholder In the event of a Deadlock at Olimpia caused by a disagreement
Agreements                         regarding the Reserved Matters referred to in the paragraph under point (b) hereinabove, that has occurred at any point in time during the term of the agreement, beginning with the thirty-sixth month following the adoption of shareholder agreements ("Initial
                                   Term Expiration"), Hopa shall have to right to have Olimpia and the Present Olimpia Shareholders adopt a decision for the
                                   Spin-off within the cognizant corporate governing bodies of
                                   Olimpia. In that event, Olimpia and Holinvest shall decide upon, with the consent of all the shareholders, which hereby obligate themselves to so consent, the Spin-off and the partial spin-off of Holinvest (the "Holinvest Spin-off") which shall allocate to
                                   Hopa and Olimpia, respectively, a proportional share of the assets and liabilities of Olimpia and Holinvest, respectively, employing the most appropriate procedures and technical
                                   methodologies, in order to ensure that:

                                   (i) Hopa is assigned a proportional share of the Olimpia assets and liabilities existing as of the Initial Term Expiration, without prejudice to the fact that (a) the assets of the spin-off

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                                   firm prior to the aforementioned date must show at least the
                                   Equity Stake in Olivetti, (b) the number of shares or equivalent financial instruments pertaining to Olivetti shares resulting from the Extraordinary Transactions that are to be allocated to
                                   Hopa on the occasion of the Spin-off shall be equal to a
                                   percentage of the Olivetti shares or equivalent financial
                                   instruments owned by Olimpia representing Hopa's percentage equity stake in Olimpia, (c), as of the Initial Term Expiration, the debt/equity ratio must not exceed 1/1, and (d) Hopa must also be allocated 16% (or the different Hopa percentage equity stake in Olimpia) of 19.999% (or the different Olimpia percentage equity stake in Holinvest) of Holinvest assets and liabilities;

                                   (ii) Hopa is paid, according to the terms and modalities to be determined, an additional amount of cash representing the
                                   equivalent value of a premium of 0.60 Euros per Olivetti share or equivalent financial instrument included in the proportional share of the Equity Stake in Olivetti resulting from the
                                   Spin-off, excluding in all instances the Holinvest proportional share and the proportional share of the Olivetti shares or equivalent financial instruments underlying the Holinvest shares allocated to Hopa under the Spin-off;

                                   (iii) Olimpia is assigned a proportional share of Holinvest assets and liabilities as of the Initial Term Expiration, without prejudice to the fact that (x) Holinvest's debt/equity ratio as of said date may not exceed 1/1 and (y) Holinvest assets as of that same date shall not include financial instruments other than
                                   Olivetti Bonds or other Olivetti Instruments.

                                   Should the Deadlock situation be submitted for verification by an arbitration board, which must render a decision regarding whether
                                   Hopa's opposition or objection is in good faith, Olimpia and the
                                   Present Olimpia Shareholders may in no event delay the Spin-off procedures and Hopa shall be paid in cash, according to terms and modalities to be agreed, the premium referred to in point (ii)
                                   hereinabove, at the rate of 0.35 Euros per Olivetti share or equivalent financial instrument included in the proportional share of the Equity Stake in Olivetti resulting from the Spin-off
                                   (excluding, in all instances, the proportional share of Holinvest and the proportional share of Olivetti shares or equivalent financial instruments underlying the Holinvest shares allocated to Hopa under the Spin-off); the difference of 0.25 Euro
                                   (computed like the aforementioned 0.35 Euro premium) shall be adjusted according to those same terms and modalities should the arbitration procedure result in a favorable outcome for Hopa. In all instances, the Spin-off must be completed in Hopa's interest within 6 months following the Initial Term Expiration, without prejudice to the provisions of the "Penalty" paragraph.

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Accelerated Deadlock               Should any of the following events occur at any time during the term of the Olimpia shareholder agreement:

                                   (a)   a decision to merge Olimpia and/or Olivetti with companies other than the companies directly or indirectly controlled;

                                   (b)   Olimpia ceases to hold an equity stake in Olivetti that is at least equal to the Equity Stake in Olivetti, including
                                         as a result of the and/or contribution of all or part of
                                         the Equity Stake in Olivetti to companies that are members of groups in which the Present Olimpia Shareholders are
                                         members or parent firms, or the sale, in part or in toto,
                                         of the Equity Stake in Olivetti to third parties for an
                                         in-kind consideration (for example, through an exchange or non-cash investment);

                                   (c)   the debt/equity ratio at Olimpia is altered so as to exceed
                                         1/1 and that ratio is not restored within 45 days following the date of the response that Olimpia has sent to Hopa
                                         within 5 days of each request by the latter regarding the
                                         ratio as of the date of the request;

                                   (d)   the Present Olimpia Shareholders decide to contribute all
                                         or part of the equity stake in Olimpia to companies
                                         belonging to groups in which they are parent firms;

                                   (e)   provisions are made for the sale, in part or in toto, of
                                         the Present Olimpia Shareholders' equity stake in Olimpia
                                         to companies that are members of groups in which they are
                                         the parent firms, for a consideration that is less than the market value of the Olimpia equity stake in Olivetti plus
                                         0.60 Euros per share or equivalent financial instrument
                                         pertaining to Olimpia's Olivetti shares, without prejudice to the fact that Hopa shall not be subject to a drag along requirement. Nevertheless, the sale or the contribution
                                         referred to in letter (d) hereinabove by one of the Present
                                         Olimpia Shareholders of its equity stake in Olimpia to
                                         companies that are and remain controlled by it within the
                                         meaning of Article 2359, 1) of the Civil Code, or, in the
                                         instance of Intesa BCI and Unicredito Italiano, to
                                         companies subject to the joint control of same within the
                                         framework of the respective bank group to which they belong for as long as said membership in the group should last,
                                         shall not constitute a relevant event for the purposes of
                                         Accelerated Deadlock, without prejudice to the fact that in that event Hopa shall not be subject to a drag along
                                         requirement. Likewise, the sale of IntesaBCI's and/or
                                         Unicredito Italiano's equity stakes in Olimpia to Pirelli
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                                         implementation of the Existing Agreement (as defined and
                                         described infra), with Pirelli succeeding to the
                                         obligations vis-a-vis Hopa assumed by an individual selling bank under the Agreement and the contractual provisions that
                                         shall be signed, as provided infra, by January 31, 2003,
                                         shall not constitute relevant events;

                                   (f)   provisions are made for the sale, in part or in toto, of
                                         the Present Olimpia Shareholders' equity stake in Olimpia
                                         to third parties for an in-kind consideration (for example, through an exchange or non-cash investment), should the
                                         third party not assume vis-a-vis Hopa the same obligations as the Present Olimpia Shareholders under the Olimpia
                                         shareholder agreements, without prejudice to the fact that in that event Hopa shall not be subject to the drag along
                                         requirement.

                                   In all such instances, Hopa shall have the right to have Olimpia and the Present Olimpia Shareholders adopt a decision for a
                                   Spin-off within the cognizant Olimpia corporate governing bodies as soon as possible, and said Spin-off shall be carried out and completed within a period of 6 months following the occurrence of the event. The provisions of the "Deadlock under Olimpia
                                   Shareholder Agreements" paragraph shall be applied to said
                                   Spin-off (with the exception of (x) the different initial term expiration which, in the event of an Accelerated Deadlock, shall be the date of the occurrence of the relevant event (without prejudice to the fact that the Parties shall ensure, with respect to matters falling under their authority and responsibility, that the effects of the relevant event, in the above-indicated
                                   circumstances other than a change in the debt/equity ratio set forth in point (c) and the sale for a cash payment provided by point (b), are made to be such as not to harm or prejudice the
                                   Spin-off) and with the exception of the date of the determination of the proportional share of the assets and liabilities, which shall not coincide with the Initial Term Expiration, but with the date of the 3rd day following the date on which the relevant event occurred and (y) the non-applicability of the dispute resolution mechanism, because Accelerated Deadlock shall enter into effect as a result of the mere occurrence of any of the events provided hereinabove) and Hopa must proceed to decide upon and implement within that same period of time the Holinvest
                                   Spin-off as provided hereinabove (likewise with the exception, as provided supra, of a different initial term expiration and a different Relevant Date).

                                   As an exception to the foregoing, the premium (calculated using the same modalities and procedures provided in the event of a
                                   Deadlock) due Hopa in the event that that provided in point (b)
                                   hereinabove should occur, shall be increased from

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                                   0.60 Euros to 0.70 Euros.

Holinvest Shareholder Agreements   Olimpia signs a shareholder agreement with Hopa covering their reciprocal relationships as Holinvest shareholders, including the provisions of this term sheet, and specifically:

                                   (a)   Olimpia's right to designate a director for election to the board;

                                   (b)   Hopa shall ensure that, should it request the Spin-off in
                                         the instances provided hereinabove, the Holinvest Spin-off shall also be carried out (and the Present Olimpia
                                         Shareholders shall have the right to obtain same) and, on
                                         that occasion, (see infra), Olimpia shall receive a
                                         proportional share of Olivetti Instruments owned by it as
                                         of the Relevant Date, without prejudice to the provisions
                                         of point (e) hereinafter or, should an event occur that
                                         results in a Deadlock or an Accelerated Deadlock, as of the pertinent Relevant Date, with the precondition that as of
                                         said date Holinvest's debt/equity ratio may not exceed 1/1;

                                   (c)   preemptive rights (structured similarly to the preemptive
                                         right provided by the Olimpia bylaws) and joint sale
                                         rights;

                                   (d)   lock-up obligation, for a 20-month period following the
                                         effective date of the agreement, binding upon Hopa with
                                         respect to the equity stake it holds in Holinvest;

                                   (e)   lock-up obligation, for a 20-month period following the
                                         effective date of the agreement, binding upon Holinvest
                                         with respect to all the Olivetti Instruments it owns,
                                         without prejudice to Holinvest's right to freely dispose of
                                         Olivetti Instruments throughout the term of the shareholder agreements (without applying the preemptive right referred to in point (f) hereinafter), provided Holinvest maintains throughout the lock-up period ownership of a number of
                                         securities representing no less than 65% and no more than
                                         125% of the securities contained in Attachment (B), without prejudice to the fact that the shares of companies
                                         controlled directly or indirectly by Olivetti may not
                                         exceed 10% of the assets of Holinvest from time to time,
                                         without prejudice to the provisions regarding the
                                         composition of the assets of Holinvest in the event


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                                         of a Holinvest Spin-off;

                                   (f)   following the lock-up period provided by point (e)
                                         hereinafter, in regard to transactions involving sales of
                                         Olivetti Instruments, Olivetti shall be allowed to divest
                                         provided that Olimpia is granted a preemptive right under
                                         equal conditions. Such right may be exercised by Olimpia
                                         within a period of 48 hours following receipt of the
                                         pertinent communication;

Holinvest Bylaws                   The provisions of the shareholder agreement regarding preemption and joint sale shall also be incorporated into the Holinvest bylaws. Holinvest's company purpose shall be amended to allow the company to operate as a holding company and financial company whose sole purpose is holding Olivetti shares, Olivetti
                                   convertible bonds, derivative financial instruments pertaining to
                                   Olivetti shares or shares in companies directly or indirectly controlled by Olivetti. The Parties each obligate themselves, with respect to the matters falling within their authority and responsibility, not to exercise with respect to Hopa the
                                   drag-along right provided by the bylaws, in all instances in which such right is excluded under the provisions of the
                                   "Accelerated Deadlock" paragraph.

Joint Sale of Holinvest and        Without prejudice to the provisions of the "Accelerated Deadlock"
Olimpia Equity Stakes              paragraph hereinabove, until such time as the Spin-off has taken place, in the event of a reduction in Pirelli's equity stake in
                                   Olimpia, including through a non-cash investment in third parties and in the event of a sale to third parties, including in several tranches, Hopa/Holinvest shall have the right to sell to the purchasing third party or to the third party receiving a non-cash investment, at their discretion and depending on the
                                   circumstances: (A) should Pirelli, as a result of such a
                                   reduction, whether in conjunction with Unicredito and Intesa BCI
                                   (or not), retain a total equity stake in the capital stock of
                                   Olimpia in excess of 50% of the capital stock plus one share: (i)
                                   a percentage share of its own equity stake in Holinvest equal to the percentage invested or sold by Pirelli in relation to the
                                   50.4% stake or (ii) a percentage stake of Olivetti Instruments held by Holinvest equal to the percentage invested or sold by
                                   Pirelli in relation to the 50.4% stake; or (iii) a percentage stake of its own equity stake in Olimpia equal to the percentage invested or sold by Pirelli in relation to the 50.4% stake; (B)
                                   in any other instance, its entire equity stake in Olimpia and/or its entire equity stake in Holinvest;

                                   In the event Hopa exercises the above-indicated rights, the transfers must be completed, without prejudice to the provisions specified infra, at a value equal to the Olimpia share




                                   price or at a value equal to the Olivetti share price or the price of the Olivetti equivalent financial instrument utilized to determine Olimpia's NAV. In the above-indicated instances, the
                                   Present Olimpia Shareholders shall have the obligation to execute the sale in accordance with the above-specified terms at the same value indicated hereinabove and Hopa, should the joint sale right be exercised, shall have the obligation to assure that sale.

Term of the Olimpia Shareholder    The Olimpia shareholder agreement shall have a three-year term,
Agreement                          unless there is an agreed extension, where there has not been a notice of termination communicated by one of the parties within 3 months of the expiration date.

Term of the Holinvest Shareholder  The Holinvest shareholder agreement shall have a three-year term,
Agreement                          and shall have the same expiration date as the Olimpia agreement.

                                   Regardless of the absence of a renewal of the Olimpia shareholder agreement and the Holinvest shareholder agreement, upon the expiration of the three-year term of said agreements, with the exception of an instance of an Accelerated Deadlock (in which case this paragraph shall not apply), Hopa obligates itself and it obligates itself to ensure that Holinvest grants to Olimpia, by adopting the appropriate agreements, effective on the date of the expiration of the three-year term of the shareholder
                                   agreements in question, a preemptive right with a two-year term, covering the Olivetti Instruments owned by Holinvest as well as a proportional share of the equity stake in Olivetti allocated to
                                   Hopa under the Spin-off, either directly or indirectly (said
                                   Olivetti Instruments and said proportional share shall be
                                   referred to in their entirety as the "Post-Spin-off Equity Stake in Olivetti") as of the expiration for said three-year term, which [preemptive right] may be exercised by Olimpia within 15 days following the pertinent notice, solely in the circumstance that it pertains to the sale of a percentage of the Post-Spin-off
                                   Equity Stake in Olivetti such that, as a result of said sale,
                                   Hopa and Holinvest have total holdings of (i) 65% of the
                                   proportional share of the equity stake in Olivetti allocated from the Spin-off or (ii) 65% of the Olivetti instruments owned by
                                   Holinvest as of the Relevant Date, whichever is less.

Expiration of the Olimpia and      Upon the expiration of the Olimpia and Holinvest shareholder
Holinvest Shareholder Agreements   agreements (as possibly extended by mutual consent), Olimpia and
                                   Holinvest, as the case may be, shall decide, with the consent of all the shareholders, who hereby obligate themselves to provide such consent, to carry out the Spin-off as well as the Holinvest
                                   Spin-off which shall allocate to Hopa and Olimpia, respectively, a proportional share of the assets and liabilities of Olimpia and
                                   Holinvest, respectively, determined



                                   with reference to the expiration date of the pertinent
                                   shareholder agreements, in accordance with the most appropriate procedures and technical methodologies, in order to ensure that:
                                   (i) Hopa is allocated the proportional share of Olimpia assets and liabilities, as indicated hereinabove; (ii) Hopa is paid or allocated, according to terms and procedures to be agreed, cash equal to the equivalent value of an Olivetti share premium equal to the pro forma majority premium allocable to Olivetti shares or equivalent financial instruments at Olimpia and in any case no less than 0.35 Euros per share or equivalent financial instrument included in Olimpia's proportional share of Olivetti shares or equivalent financial instruments to be allocated to Hopa on the occasion of the Spin-off, not including, in all instances, the proportional share of Holinvest and the proportional share of
                                   Olivetti shares or equivalent financial instruments underlying the Holinvest shares allocated to Hopa from the Spin-off
                                   ("Majority Premium per Share"); (iii) Olimpia is to be allocated a proportional share of Olivetti Instruments existing at
                                   Holinvest in addition to any shares/bonds/warrants generated by transactions in the Olivetti capital stock as of the expiration date of the shareholder agreements and a proportional share of the Holinvest liabilities as of that same date, consistent with a debt/equity ratio which may not exceed 1/1 as of the Relevant
                                   Date and without prejudice to Holinvest assets as of that date, which shall not include anything but Olivetti convertible bonds issued by Olivetti and bonds convertible into Olivetti shares or other financial instruments, including derivatives, pertaining to
                                   Olivetti shares.

                                   The Majority Premium per Share shall be jointly determined by the parties to the Olimpia shareholder agreement or, failing
                                   agreement by even a single one of the latter, by two investment banks of international standing, one selected by the Present
                                   Olimpia Shareholders and one selected by Hopa, without prejudice to the fact that the Majority Premium per Share shall in any event be either 0.35 Euros as indicated hereinabove or the premium determined by the aforementioned investment banks, whichever is greater.

                                   In any event, the Spin-off must be completed in Hopa's interest within 6 months following the expiration of the shareholder agreements, without prejudice to the provisions of the "Penalty"
                                   paragraph.

Provisions Applicable in the       In the event of a Spin-off and a Holinvest Spin-off, the Parties
Event of a Spin-off and a          shall observe and apply the following principles.
Holinvest Spin-off
                                   Within the framework of a uniform plan:

                                   (1)   The Holinvest Spin-off must be carried out and enter into


                                         effect prior to the effective date of the Spin-off, and
                                         must allocate to a beneficiary in which Olimpia holds a
                                         100% interest a proportional share of Holinvest assets and liabilities as provided hereinabove, without prejudice to
                                         the possibility of the alternative of a cash settlement, at the request of Hopa, which is equal to the spread,
                                         calculated at market prices, between the difference between the assets and liabilities that would have belonged to the beneficiary in the event of a spin-off;

                                   (2)   Subsequently, and without interruption, Olimpia shall carry out the Spin-off, and allocate to a beneficiary in which
                                         Hopa holds a 100% interest a proportional share of the
                                         Olimpia assets and liabilities as provided hereinabove,
                                         without prejudice to the possibility of the alternative of a cash settlement, at the request of the Present Olimpia
                                         Shareholders, equal to the spread, calculated at market
                                         prices, between the difference between the assets and
                                         liabilities that would have belonged to the beneficiary in the event of a spin-off, plus the majority premium
                                         applicable as agreed in this term sheet;

                                   (3)   simultaneously with or immediately after the foregoing, in accordance with the terms and procedures that shall be
                                         agreed, Hopa shall be paid or allocated cash representing, as the case may be, the majority premium applicable in the event of a Deadlock or an Accelerated Deadlock (and
                                         provided said premium has not already been paid at the time of the cash settlement provided hereinabove).

                                   (4)   the adoption of a spin-off agreement covering the Spin-off shall be conditional upon the adoption by Holinvest/Hopa of the agreements regarding the granting of the preemptive
                                         rights to Olimpia provided in the "Term of the Holinvest
                                         Shareholder Agreement" paragraph, which in turn has the
                                         Suspensive condition of the completion of the Spin-off.

Provisions Applicable in the Event In the event of the failure to complete the Spin-off (and
of Failure to Complete the         provided that it is not a function of the failure to complete the
Holinvest and Olimpia Spin-offs    Holinvest Spin-off) within a period of 6 months following the
within the Established Time        pertinent request (in the instance of an Accelerated Deadlock) or
Frames. Penalty.                   within a period of 6 months following the Initial Term Expiration
                                   (in the instance of a Deadlock), or within a period of 6 months following the expiration of the Olimpia shareholder agreements
                                   (should a Deadlock or an Accelerated Deadlock not be declared by
                                   Hopa), the Present Olimpia Shareholders obligate themselves to pay Hopa promptly total compensation of 0.70 Euros per Olivetti share or equivalent financial instrument owned by Olimpia to which Hopa would have been entitled under the Spin-off (according to the provisions of the "Deadlock under the Olimpia Shareholder
                                   Agreements" paragraph), without prejudice to the fact that,




                                   should the Spin-off be completed within the next 6-month period
                                   (the "Second Period"), without prejudice to all the terms and conditions and reference dates applicable to the Spin-off as provided hereinabove and with the payments provided hereinabove, said compensation shall be returned by Hopa simultaneously with the delivery of the securities to which Hopa is entitled and the applicable premium plus accrued interest at an annual rate of the
                                   3 month Euribor for the period between the time frame within which the Spin-off should have been completed and the Second
                                   Period.

                                   During the Second Period, the compensation payment shall be retained on a provisional basis and shall become final upon the expiration of said period of time, should the Spin-off not be completed.

Other Agreements

                                   I  - No later than January 31, 2003, the Parties shall reflect the content of the Agreement in the appropriate contractual provisions and shall negotiate possible penalties in the
                                        event of nonperformance, without prejudice to the penalties provided hereinabove.

                                   II - Pirelli, Edizione and Hopa formally note and acknowledge that the provisions of this Agreement do not prevail over
                                        and in any event do not prejudice the validity and
                                        effectiveness of the agreements contained in the shareholder agreement adopted on September 14, 2001 (amended on
                                        September 26, 2001) by Pirelli, Unicredito Italiano and
                                        Intesa BCI (the "Existing Agreement"). Specifically, the
                                        performance of obligations or the exercise of the rights and prerogatives provided for Unicredito Italiano and/or Intesa
                                        BCI under the Existing Agreement shall not in any way
                                        constitute nonperformance with respect to this Agreement
                                        and/or the final contractual provisions, nor shall they
                                        create liability for Unicredito Italiano and/or Intesa BCI.

List of Attachments                     -  Attachment A: Olimpia Balance Sheet
                                        -  Attachment B: Olivetti Instruments Characteristics
                                        -  Attachment C: First Designated Directors
                                        -  Attachment D: Allowed Transactions



Milan, December 19, 2002

Pirelli S.p.A.                  Edizione Holding S.p.A.          IntesaBCI S.p.A.

----------                      ----------                       ----------

Unicredito Italiano S.p.A.      Olimpia S.p.A                    Hopa S.p.A.

----------                      ----------                       ----------


OLIMPIA S.p.A                                                       ATTACHMENT A
Head office of record - Viale Sarca , 222, Milan
Capital Stock of 1,562,596,150 Euros, fully paid-in
Tax identification code, VAT file number, and Milan Companies
Registry No. 03232190961
R.E.A. No. 1659224


                                                                  Figures stated in Euros
BALANCE SHEET
                                                                  September 30, 2002
A S S E T S

A)              CREDITS WITH SHAREHOLDERS FOR PAYMENTS DUE
                                                                            -------------
                                                                                        0
                                                                            -------------

B)              FIXED ASSETS

                I) - INTANGIBLE                                             -------------
                                                                                        0
                                                                            -------------

                II) - TANGIBLE                                              -------------
                                                                                        0
                                                                            -------------

                III) - FINANCIAL
                Equity stakes in affiliated companies                       7,989,930,645
                Other securities                                              620,000,360

                                                                            -------------
                                                                            8,609,931,005
                                                                            -------------

                                                                            -------------

                                                                            -------------

                                                               TOTAL FIXED
                                                                    ASSETS  8,609,931,005
                                                                            =============

C)              WORKING CAPITAL

                I) - INVENTORY                                              -------------
                                                                                        0
                                                                            -------------


                II) - CREDITS
                With others due within 12 months                                  118,404
                                                                            -------------
                                                                                  118,404
                                                                            -------------

                III) - FINANCIAL ASSETS THAT DO NOT
                       CONSTITUTE CAPITALIZATIONS                           -------------
                                                                                        0
                                                                            -------------

                IV) - LIQUIDITIES
                Bank and postal deposits                                        1,261,207
                                                                            -------------
                                                                                1,261,207
                                                                            -------------
                                                                            -------------

                                                                  TOTAL
                                                                WORKING
                                                                CAPITAL         1,379,611
                                                                            =============

D)              ACCRUED INCOME AND PREPAID EXPENSES
                Accrued income                                                 15,054,866
                Prepaid expenses                                               62,939,139
                                                                            -------------

                                                                  TOTAL
                                                                ACCRUED
                                                             INCOME AND
                                                                PREPAID
                                                               EXPENSES        77,994,005
                                                                            =============
                                                                            -------------
                                                           TOTAL ASSETS     8,689,304,621
                                                                            =============

OLIMPIA S.p.A                                                      ATTACHMENT  A
Head office of record - Viale Sarca , 222, Milan
Capital Stock of 1,562,596,150 Euros, fully paid-in
Tax identification code, VAT file number, and Milan Companies
Registry No. 03232190961
R.E.A. n. 1659224



                                                                  Figures stated in Euros
BALANCE SHEET
                                                                  September 30, 2002
L I A B I L I T I E S

A)              CAPITAL AND RESERVES

                I) - CAPITAL STOCK                                          1,562,596,150
                II) - SHARE PREMIUM RESERVE                                 3,637,403,874
                VIII) - PROFIT (LOSS) CARRIED FORWARD                         (31,371,787)
                IX) - FISCAL YEAR PROFIT (LOSS)                              (132,949,165)
                                                                            -------------
                                                                  TOTAL
                                                                CAPITAL
                                                                    AND
                                                               RESERVES     5,035,679,072
                                                                            -------------


                                                                            -------------
B)              RISK AND CHARGE RESERVES                                             0
                                                                            -------------

                                                                            -------------
C)              EMPLOYEE SEVERANCE PAY                                               0
                                                                            -------------

D)              DEBT
                   Bond indebtedness
                   a) convertible beyond the 12 month period                  753,826,639
                   Debt with banks
                   a) due within 12 months                                    206,500,000
                   b) due beyond 12 months                                  2,574,684,449
                   Debt with suppliers
                   a) due within 12 months                                        140,872
                   Debt with controlling companies
                   a) due within 12 months                                         75,000

                   Tax indebtedness
                   a) due within 12 months                                         16,706
                   Other debt
                   a) due within 12 months                                         67,404
                                                                            -------------
                                                                  TOTAL
                                                                   DEBT     3,535,311,070
                                                                            -------------

E)              ACCRUED EXPENSES AND DEFERRED INCOME
                Accrued expenses                                              118,314,479
                                                                            -------------
                                                                  TOTAL
                                                                ACCRUED
                                                               EXPENSES
                                                                    AND
                                                               DEFERRED
                                                                 INCOME       118,314,479
                                                                            =============

                                                                            -------------
                                                                  TOTAL
                                                            LIABILITIES     8,689,304,621
                                                                            =============

SUSPENSE ACCOUNTS
                Security:
                - Pledging of securities                                    2,755,202,375

                Other Suspense Accounts
                - Purchase of securities futures                              360,653,768
                                                                            -------------
                                                                  TOTAL
                                                               SUSPENSE
                                                               ACCOUNTS     3,115,856,143
                                                                            =============

                       Attachment (B) Olivetti Instruments


-    134,721,109 1.5% Olivetti 2001-2010 convertible bonds
-    163,558,339 1.5% Olimpia 2001-2007 bonds
- 486,502,431 instruments indexed to the performance of Olivetti shares issued by a leading financial institution, with the following approximate characteristics:
     -   5-year maturity;
     - exclusive discretionary right of the issuer to pay for the instrument at maturity by physical delivery of 486,502,431 Olivetti shares or the equivalent in cash, at the market price at the time of maturity, of 486,502,431 Olivetti shares;
     - in the event of a request for early payment of the instrument by the bearer, the issuer shall pay only the cash equivalent, at the market price at the time of the early redemption, of 486,502,431 Olivetti shares, except in very extraordinary instances of low market liquidity (established in advance in the terms of the financial instrument: in that event the issuer, also at its sole and complete discretion, may deliver a mix of cash and Olivetti shares);
     - payment to the bearer of periodic interest equal to 85% of the dividends for 486,502,431 Olivetti shares.

                    Attachment (C) First Designated Directors

------------------------------------------------------------
Company                                 Designated Person
------------------------------------------------------------
Olimpia S.p.A.                          Emilio Gnutti
------------------------------------------------------------
Olivetti S.p.A.                         Romano Marniga
------------------------------------------------------------
Telecom Italia S.p.A.                   Giovanni Consorte
------------------------------------------------------------
Telecom Italia Mobile S.p.A.            Giuseppe Lucchini
------------------------------------------------------------
Seat-Pagine Gialle S.p.A.               Romano Marniga
------------------------------------------------------------

                                                                    Attachment D


Derivatives Contracts on Olivetti Shares/Convertible Bonds


1) Share Swap Transaction with JP Morgan Chase Bank covering 100,000,000 shares of Olivetti common stock or, in certain situations, a similar number of Olivetti 1.5% 2001-2010 convertible bonds:
o     effective date: February 8, 2001;
o     reference price: 1.4213 Euros per share of Olivetti common stock;
o     maturity date: December 2006
o     number of securities: 100,000,000;
o settlement: physical delivery of the securities or cash settlement of the spreads

2) Call Option with JP Morgan Chase Bank on 100,000,000 shares of Olivetti common stock or 100,000,000 Olivetti 1.5% 2001-2010 convertible bonds:
o     effective date: November 7, 2001, amended on December 9, 2002
o strike price: 1 Euro per share of Olivetti common stock; 1 Euro (plus any interest possibly accrued) for each Olivetti 1.5% 2001-2010 convertible bond;
o     maturity date: 35 business days prior to October 5, 2007;
o settlement: physical delivery of the securities or cash settlement of the spreads

3) Convertible Bond Asset-Swap with Credit Agricole Lazard FP Bank on 200,000,000 Olivetti 1.5% 2001-2010 convertible bonds:
o     effective date: November 14, 2001, amended on November 27, 2002
o     strike price: 1 Euro
o     maturity date: November 23, 2006
o settlement: physical delivery of the securities or cash settlement of the spread